Exhibit 10.12

PROMISSORY NOTE

Borrower:	Rock Acquisition Corp. of
30 Rockefeller Plaza
62nd Floor
New York, New York 10020

Lender:	Lazard Funding Limited LLC

Principal Amount:	$100,000.00

1. FOR VALUE RECEIVED, Rock Acquisition Corp. promises to pay to Lazard Funding Limited LLC, at such address as may be provided in writing to Rock Acquisition Corp., the principal sum of one hundred thousand ($100,000.00) USD or such lesser amount, as the case may be, equal to the funds advanced by Lazard Funding Limited LLC to or on behalf of Rock Acquisition Corp., with interest payable on the unpaid principal at the rate of 3.60 percent per annum, calculated half-yearly not in advance. Documentation to substantiate all amounts advanced to or on behalf of Rock Acquisition Corp. pursuant to this Note shall be attached hereto as such funds are so advanced.

2. This Note will be repaid in full on the earlier of (i) April 1, 2008 and (ii) seven days following the consummation of an initial public offering of Rock Acquisition Corp.’s securities.

3. At any time, Rock Acquisition Corp. may pay the outstanding balance then owing under this Note to Lazard Funding Limited LLC without further bonus or penalty.

4. This Note will be construed in accordance with and governed by the laws of the State of New York.

5. If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

6. All costs, expenses and expenditures including, and without limitation, the reasonable legal costs incurred by Lazard Funding Limited LLC in enforcing this Note as a result of any default by Rock Acquisition Corp., will be added to the principal then outstanding and will immediately be paid by Rock Acquisition Corp.

7. This Note will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Rock Acquisition Corp. and Lazard Funding Limited LLC. Rock Acquisition Corp. waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF Rock Acquisition Corp. has duly affixed its signature by a duly authorized officer under seal on this 1st day of October, 2007.

SIGNED, SEALED, AND DELIVERED

this 1st day of October, 2007.

Rock Acquisition Corp.

By:	/s/ Donald G. Drapkin
Name: Donald G. Drapkin
Title: Chief Executive Officer and President